Exhibit 16.1

Pritchett,  Siler  &  Hardy
CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
515  SOUTH 400  EAST, SUITE 100
SALT  LAKE  CITY,  UTAH    84111
 (801) 328-2727   -   FAX  (801) 328-1123

July 21, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of NAC Global Technologies, Inc. (formerly Lipidviro Tech, Inc.) pertaining to our firm included under Item 4.01 of Form 8-K/A Amendment No. 2 to be filed on or about July 21, 2014 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.
PRITCHETT, SILER & HARDY, P.C.